EQUITY CONTRIBUTION AGREEMENT

         THIS EQUITY CONTRIBUTION AGREEMENT, dated as of June 9, 1995 (this "Agreement"), is by and among Kelso & Company, L.P., a Delaware limited partnership ("Kelso"), PHC Retail Holding Company, a Delaware corporation ("Holdings"), Peebles Inc., a Virginia corporation (the "Borrower"), and NatWest Bank N.A., a national banking association, as agent (the "Agent") for the benefit of the Lenders party to the Credit Agreement defined below.

                                   RECITALS:

         WHEREAS, the Borrower, the Agent and the Lenders have entered into that certain Credit Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), pursuant to the terms and conditions of which the Lenders and the Agent have agreed to make Loans and issue Letters of Credit to the Borrower;

         WHEREAS, Kelso or its Affiliates legally and beneficially owns more than 80% of the issued and outstanding shares of capital stock of Holdings and Holdings legally and beneficially owns all of the issued and outstanding shares of capital stock of the Borrower, and, as such, Kelso will derive direct and indirect economic benefits from the making of Loans and the issuance of Letters of Credit to the Borrower;

         WHEREAS, Kelso wishes to grant further assurance to the Agent and the Lenders under the terms and conditions hereof to secure the performance by the Borrower of its Obligations under the Credit Agreement and the other Loan Documents; and

         WHEREAS, it is a condition precedent to the making of Loans and the issuance of Letters of Credit that Kelso shall have executed and delivered this Agreement;

         NOW, THEREFORE, in consideration of the premises and to induce the Agent and the Lenders to make the Loans and issue Letters of Credit under the Credit Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         Section 1. Defined Terms. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement. In addition, the following terms, as used herein, shall have the meanings set forth below:

         "Borrower Common Stock" shall mean the common stock of the Borrower, $.01 per share.

         "Call Amount" is defined in Section 2(a) hereof.

         "Call Notice" shall mean a notice from the Agent to Kelso notifying Kelso of the requirement to pay the capital contribution to the Agent in accordance with the terms of this Agreement.

         "Holdings Common Stock" shall mean the common stock of Holdings, $.01 per share.

         "Payment Default" shall mean an Event of Default under Section 9.01 of the Credit Agreement.

         Section 2.  Contributions of Capital.

                  (a) In the event that as of the end of each of the three fiscal years of the Borrower ending on or about January 31 in 1996, 1997 and 1998, the Borrower's Fixed Charge Coverage Ratio is less than 1.00 to 1.00, then, within fifteen (15) Business Days of receipt of a Call Notice provided by the Agent to Kelso in accordance with Section 2(g) hereof, Kelso shall, or shall cause an Affiliate of Kelso (or such other Person as shall be acceptable to the Agent) to, make a contribution of capital to Holdings and Holdings shall make a contribution of capital to the Borrower in an amount equal to the difference between (i) the amount of Consolidated EBITDA for such fiscal year that would be necessary to achieve a Fixed Charge Coverage Ratio of 1.00 to 1.00 for such fiscal year minus (ii) the actual amount of Consolidated EBITDA of the Borrower for such fiscal year (such amount, the "Call Amount"); provided, however, that in the event that the Call Amount for any fiscal year is less than $250,000, then no capital contribution shall be required under this Section 2(a) for such fiscal year; and provided, further, that the aggregate amount of all Call Amounts required to be made by Kelso under this Section 2(a) shall not exceed $10,000,000.

                  (b) In the event that as of the end the fiscal year of the Borrower ending on or about January 31, 1998 either (i) the cumulative amount of Consolidated EBITDA of the Borrower for the three fiscal years ending on or about January 31 in 1996, 1997 and 1998 is less than $89,503,000 or (ii) the amount of Consolidated EBITDA of the Borrower for the fiscal year ending on or about January 31, 1998 is less than $32,205,000, then, within fifteen (15) Business Days of receipt of a Call Notice provided by the Agent to Kelso in accordance with Section 2(g) hereof, Kelso shall, or shall cause an Affiliate of Kelso (or such other Person as shall be acceptable to the Agent) to, make a contribution of capital to Holdings and Holdings shall make a contribution of capital to the Borrower in an amount equal to the difference between (i) $10,000,000 minus (ii) the aggregate amount of all Call Amounts previously made by Kelso pursuant to Section 2(a) hereof; provided, however, that no such contribution shall be required if the Borrower's EBITDA Ratio as of and for the fiscal year ending on or about January 31, 1998 is equal to or greater than 0.95 to 1.00.

                  (c) Kelso may, or may cause an Affiliate of Kelso (or such other Person as shall be acceptable to the Agent) to, make voluntary capital contributions in advance of any Call Amounts or any capital contributions required under Section 2(b) hereof which voluntary capital contributions shall reduce the aggregate amount of all Call Amounts and other capital contributions required to be made hereunder.

                  (d) In the event that a Payment Default occurs, then, within fifteen (15) Business Days of receipt of a Call Notice provided by the Agent to Kelso in accordance with Section 2(g) hereof, Kelso shall, or shall cause an Affiliate of Kelso (or such other Person as shall be acceptable to the Agent) to, make a contribution of capital to Holdings and Holdings shall make a contribution of capital to the Borrower in an amount equal to the sum of (i) $10,000,000 minus (ii) the aggregate amount of capital contributions previously made by Kelso pursuant to Sections 2(a), (b) and (c) hereof.

                  (e) On or before June 30, 1995, Kelso shall, or shall cause an Affiliate of Kelso (or such other Person as shall be acceptable to the Agent) to, make a contribution of capital to Holdings and Holdings shall make a contribution of capital to the Borrower in an amount equal to $6,623,286.

                  (f) Kelso hereby agrees and Holdings and the Borrower hereby direct Kelso to pay, or to cause to be paid, all such capital contributions to be made directly to the Agent for application to the Obligations as set forth in
Section 4.02(A)(e) of the Credit Agreement and such other relevant Sections of the Credit Agreement. Any such additional contributions of capital by Holdings shall be made with respect to the Borrower Common Stock owned as of the date hereof by Holdings. The Borrower hereby covenants and agrees with the Agent that it shall not issue any share certificates or enter into any other agreement or contract pertaining to or otherwise evidencing such additional contributions of capital made by Holdings.

                  (g) Within ninety (90) days following the end of each fiscal year of the Borrower ending in 1996, 1997 and 1998, Kelso or the Borrower shall deliver to the Agent a certificate setting forth the calculation of the Fixed Charge Coverage Ratio and Consolidated EBITDA of the Borrower for such fiscal year and, with respect to the certificate to be delivered in 1998, the EBITDA Ratio as of the end of the most recently completed fiscal year and the cumulative amount of Consolidated EBITDA of the Borrower for the three fiscal years ending in 1996, 1997 and 1998, in each case based on the financial statements delivered to the Lenders in accordance with Section 7.01(a) of the Credit Agreement. Within thirty (30) days following receipt of such financial statements and certificate, the Agent may deliver to Kelso a Call Notice containing notice of the requirement to deliver the proceeds of a capital contribution to the Agent pursuant to this Agreement.

                  (h) Kelso hereby agrees that it will reserve, or caused to be reserved, funds of an Affiliate of Kelso in an aggregate amount sufficient to meet its obligations hereunder to make all future capital contributions under the terms and conditions hereof.

         Section 3. Representations and Warranties. Each of Kelso, Holdings and the Borrower represents and warrants to the Agent and to the Lenders that:

                  (a) each of Kelso, Holdings and the Borrower has all requisite corporate or partnership power and authority to own its assets and to carry on its business as presently conducted and as proposed to be conducted;

                  (b) each of Kelso, Holdings and the Borrower has full corporate or partnership power, authority and legal right to execute this Agreement;

                  (c) this Agreement has been duly authorized, executed and delivered by Kelso, Holdings and the Borrower and constitutes a legal, valid and binding obligation of Kelso, Holdings and the Borrower enforceable in accordance with its terms subject, as to enforcement, to bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting creditor's rights generally;

                  (d) no consent, approval or authorization of or designation or filing with any authority on the part of Kelso, Holdings or the Borrower (including, without limitation, any consent, approval or authorization of any shareholder of or partner or investor in Kelso, Holdings or the Borrower) is required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby; and

                  (e) the execution, delivery and performance of this Agreement will not violate any provision of any material applicable law or regulation or of any material order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, or of the charter or by-laws, or partnership agreement, of Kelso, Holdings or the Borrower or of any securities issued by Kelso, Holdings or the Borrower or of any material mortgage, indenture, lease, contract, or other agreement, instrument or undertaking to which Kelso, Holdings or the Borrower is a party or which purports to be binding upon Kelso, Holdings or the Borrower or upon any of their respective assets, and will not result in the creation or imposition of any Lien, charge or encumbrance on or security interest in any of the assets of Kelso, Holdings or the Borrower except as contemplated hereunder or by the Credit Agreement.

         Section 4. Waiver and Amendment. Any failure by any party hereto, at any time or times hereafter, to require strict performance by the other parties of any provision of this Agreement shall not waive, affect of diminish any right of any party thereafter to demand strict compliance and performance therewith. None of the agreements contained in this Agreement shall be deemed to have been suspended or waived by any party hereto unless such suspension or waiver is in writing. No provision of this Agreement shall be modified, amended, waived, or suspended, except in a written agreement signed by all of the parties hereto and consented to by the Required Lenders.

         The obligation to provide capital contributions to Holdings and the Borrower is terminable only as set forth herein. Each of Kelso and Holdings hereby waives any and all rights to offset amounts owing by Holdings or the Borrower to either of them against amounts owing by them to Holdings or the Borrower hereunder.

         Section 5. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

         Section 6. Submission to Jurisdiction; Waiver of Jury Trial.

                  (a) Any legal action or proceeding with respect to this Agreement may be brought in the court of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each of Kelso, Holdings and the Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of Kelso, Holdings and the Borrower further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to each such Person located outside New York City and by hand delivery to each such Person located within New York City, at its address for notices pursuant to
Section 12 hereof, such service to become effective three (3) days after such mailing. Each of Kelso, Holdings and the Borrower hereby irrevocably designates, appoints and empowers CT Corporation System as its agent for service of process in respect of any such action or proceeding. Nothing herein shall affect the right of the Agent or any Lender to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Kelso, Holdings or the Borrower in any other jurisdiction.

                  (b) Each of Kelso, Holdings and the Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to in clause
(a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

                  (c) Each of the parties to this agreement hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement or the transactions contemplated hereby.

         Section 7. Section Titles. The section titles contained in this Agreement shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

         Section 8. Benefit of Agreement. The provisions of this Agreement shall inure to the benefit of the Agent and the Lenders and their successors and assigns under the Credit Agreement and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that neither Kelso nor the Borrower may assign or transfer any of its rights or obligations hereunder without the prior written consent of the Lenders.

         Section 9. Exclusive Rights. The Agent, the Lenders, Holdings and the Borrower shall have the exclusive benefit of this Agreement and the exclusive rights to enforce the obligations of Kelso and Holdings under Section 2 hereof and under all other provisions of this Agreement. No Person which is not a party to this Agreement and no present or future creditor of Holdings or the Borrower (other than the Agent and the Lenders) shall be entitled to the benefit of this Agreement or have any legal or equitable right (direct or indirect, contingent or otherwise), remedy or claim under this Agreement.

         Section 10. Election of Remedies. This Agreement may be enforced by the Agent or the Required Lenders at any time and from time to time as often as the occasion therefor may arise and without any requirement on the part of the Agent or any of the Lenders first to exercise any rights against Holdings, the Borrower, any Subsidiary or any other Person, or to exhaust any remedies available to the Agent or any of the Lenders against Holdings, the Borrower, any Subsidiary or any other Person, or to resort to any collateral or security for any of the Obligations which is at any time in the possession or under the control of the Agent or any of the Lenders or to resort to any source or means of obtaining payment or enforcing performance of the Obligations or any of them.

         Section 11. Termination. This Agreement shall remain in effect and shall not be terminated until the earlier to occur of (i) all of the Obligations has been discharged or otherwise fully satisfied and the Credit Agreement has terminated or (ii) August 1, 1998, unless, at such time, Kelso, Holdings or the Borrower shall have failed to observe any agreement on its part to be performed hereunder.

         Section 12. Notices. All notices and other communications pursuant to this Agreement shall be in writing, either by letter (delivered by hand or commercial messenger service or sent by registered or certified mail, return receipt requested) or telecopy, addressed as follows:

                  (a)      If to Kelso:

                           Kelso & Company
                           350 Park Avenue
                           New York, New York 10022
                           Attention: James J. Connors, II
                                      Vice President and General Counsel
                           Telecopier No.:  (212) 223-2379

                           with a copy to:

                           Debevoise & Plimpton
                           875 Third Avenue
                           New York, New York 10022
                           Attention: Richard D. Bohm, Esq.
                           Telecopier No.:  (212) 909-6836

                  (b) If to Agent or the Borrower, as provided in the Credit Agreement.

Any notice or other communication hereunder shall be deemed to have been given on the day on which it is telecopied to such party at its telecopier number specified above or delivered by hand or such commercial messenger service to such party at its address specified above, or, if sent by mail, on the third Business Day after the day deposited in the mail, postage prepaid. Any party hereto may change the Person, address or telecopier number to whom or which notices are to be given hereunder, by notice duly given hereunder; provided, however, that any such notice shall be deemed to have been given hereunder only when actually received by the party to which it is addressed.

         SECTION 13. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS RULES PERTAINING TO CONFLICTS OF LAWS.

         Section 14. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

         Section 15. Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all other understandings, oral or written, with respect to the subject matter hereof.

         Section 16. Third Party Beneficiaries. Kelso, Holdings and the Borrower acknowledge and agree that the Agent and the Lenders are third party beneficiaries of this Agreement and shall have the right to enforce this Agreement in accordance with the terms hereof. Each of the parties agrees to promptly send to the Agent copies of all notices sent or received by such party in connection herewith.

         Section 17. Period in Force. If at any time any payment hereunder is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of Kelso, Holdings or the Borrower or otherwise, each of Kelso's, Holdings' or the Borrower's obligations, as the case may be, under this Agreement with respect to such payment shall be revived and continued in full force and effect.

                            [signature page follows]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                       KELSO & COMPANY, L.P.

                                       By:  Kelso & Companies, Inc.
                                       Its:  General Partner

                                       By:___________________________

                                       Name:_________________________

                                       Title:________________________

                                       PHC RETAIL HOLDING COMPANY

                                       By:___________________________

                                       Name:_________________________

                                       Title:________________________

                                       PEEBLES INC.

                                       By:___________________________

                                       Name:_________________________

                                       Title:________________________

                                       NATWEST BANK N.A.,
                                       as Agent for the Lenders

                                       By:___________________________

                                       Name:_________________________

                                       Title:________________________